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                                                                    EXHIBIT 21.1

                                  ULTRAK, INC.

                          SUBSIDIARIES OF ULTRAK, INC.

1.   Ultrak Operating, L.P., a Texas limited partnership

2.   Ultrak GP, Inc., a Delaware corporation

3.   Ultrak LP, Inc., a Delaware corporation

4.   Diamond Electronics, Inc., an Ohio corporation

5.   Ultrak Holdings Limited, a United Kingdom private limited liability company

6.   Groupe Bisset, S.A., a French corporation

7.   Ultrak Asia, Pty Ltd., an Australian corporation

8.   VideV GmbH, a German corporation

9.   Monitor Dynamics, Inc., a California corporation

10. Intervision Express Limited, a United Kingdom private limited liability company

11.  Security Procurement, B.V., a Dutch corporation

12.  Philtech Electronic Services, a South African corporation

13.  Casarotto Security, SpA, an Italian company

14.  Videosys Ltd., a United Kingdom private limited liability company

15.  Ultrak Asia Ltd., a Singapore company

16.  Ultrak Europe, N.V., a Belgium company